Exhibit 10.20(b)

YULONG ECO-MATERIALS LIMITED

RESTRICTED STOCK AWARD AGREEMENT

Grantee:	Zan Wu

Grant Date:	January 27, 2015

Number of Shares:	20,000 shares

Original Value:	$ per share

Pursuant to that certain Employment Agreement dated as of July 28, 2014 (the “Employment Agreement”), between Yulong Eco-Materials Limited, a Cayman Islands company (the “Company”), and Zan Wu (“Grantee”), an individual, the Company hereby grants a Restricted Stock Award (“Award”) to Grantee.  Upon acceptance of this Award, Grantee shall receive the number of shares of ordinary shares of the Company, par value $0.001 per share, specified above (the “Shares”) having a fair value per share (“Original Value”) equal to the amount specified above, subject to the restrictions and conditions set forth herein.  The Company acknowledges the receipt from Grantee of consideration with respect to the Original Value of the Shares in the form of cash, past or future services rendered to the Company by Grantee, or such other form of consideration as is acceptable to the Company’s board of directors (the “Board”).

1. Acceptance of Award.  Grantee shall have no rights with respect to this Award unless he or she shall have accepted this Award by signing and delivering to the Company a copy of this Award Agreement.  Upon acceptance of this Award by Grantee, the Shares so accepted shall be issued by the Company’s transfer agent in certificate form, subject to Section 3, and Grantee’s name shall be entered as the stockholder of record on the books of the Company.  Thereupon, Grantee shall have all the rights of a shareholder with respect to such Shares, including voting and dividend rights, subject, however, to the terms hereof, including the restrictions and conditions specified in Section 2 below.

2. Restrictions and Conditions.

2.1 The Award granted herein may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of by Grantee prior to vesting.

2.2 In the event the Employment Agreement is terminated by the Company “for cause” (as defined in the Agreement) or by Grantee, any portion of the Award not vested at the time of such termination shall be automatically forfeited by Grantee as of the date of such termination.

2.3 In the event the Employment Agreement is terminated other than “for cause”, the Award shall fully vest on the date of such termination and be free of any restrictions.

3. Vesting.  The Shares shall vest in one installment concurrently with the closing of the Company’s initial public offering of its ordinary shares in the United States. The restrictions and conditions of Section 2 shall lapse as to each amount of Shares vested according to the schedule above.  The Board may at any time accelerate the vesting schedule specified in this Section 3.

4. Dividends.  Dividends on the ordinary shares, if any are declared, shall be paid currently to Grantee and shall be subject to the same restrictions as the Shares as provided herein.

5. Adjustments.  The Shares shall be subject to adjustment in the case of any stock split, reverse stock split, combination or similar events.

6. Post-Vesting Transfer.  The certificate(s) representing the Shares shall be held in escrow by the Company’s outside counsel and distributed to Grantee on the ninetieth (90th) day from the termination of the Employment Agreement.  In the event Grantee desires to transfer any Shares prior to the ninety-first (91st) day from the termination of the Employment Agreement, Grantee shall first offer to sell such Shares to the Company.  Grantee shall deliver to the Company written notice of the intended sale, such notice to specify the number of Shares to be sold, the proposed purchase price and terms of payment, and grant the Company an option for a period of thirty (30) days following receipt of such notice to purchase the offered Shares upon the same terms and conditions.  To exercise such option, the Company shall give notice of that fact to Grantee within the 30-day notice period and agree to pay the purchase price in the manner provided in the notice.  If the Company does not purchase all of the Shares so offered during foregoing option period, Grantee shall be under no obligation to sell any of the offered Shares to the Company, but may dispose of such Shares in any lawful manner during a period of one hundred and eighty (180) days following the end of such notice period, except that Grantee shall not sell any such Shares to any other person at a lower price or upon more favorable terms than those offered to the Company. In connection therewith, Grantee agrees that all certificates representing any of the Shares subject to the provisions of this Agreement shall have endorsed thereon the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER IN FAVOR OF THE COMPANY OR ITS ASSIGNEE SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS COMPANY.

7. Restricted Securities. Grantee acknowledges that the Shares shall be “restricted” and cannot be resold without their prior registration or compliance with the terms of Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or an exemption therefrom. In connection therewith, Grantee agrees that all certificates representing any of the Shares subject to the provisions of this Agreement shall have endorsed thereon the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

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8. Representations and Warranties of Grantee. In connection with the grant of the Award, Grantee hereby agrees, represents and warrants as follows:

(a) Grantee is acquiring the Shares solely for Grantee’s own account for investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act.

(b) Grantee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Grantee further represents and warrants that Grantee has discussed the Company and its plans, operations and financial condition with its officers, has received all such information as Grantee deems necessary and appropriate to enable Grantee to evaluate the financial risk inherent in making an investment in the Shares and has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

(c) Grantee understands that the Shares will be a highly speculative investment, and Grantee is able, without impairing Grantee’s financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of Grantee’s investment.

9. Notices.  Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

10. Invalid Provision. The invalidity or unenforceability of any particular provision thereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

11. Modifications. No change, modification or waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.

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12. Entire Agreement. This Agreement contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto.

13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of January 27, 2015.

YULONG ECO-MATERIALS LIMITED		GRANTEE

By:	/s/ Yulong Zhu	/s/ Zan Wu
	Yulong Zhu	Zan Wu
Chief Executive Officer

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